LEASE AGREEMENT

BY AND BETWEEN

1 PROGRESS LLC
(as Landlord)

and

FLEXENERGY ENERGY SYSTEMS, INC.

(as Tenant)

LEASE AGREEMENT

THIS LEASE AGREEMENT ("**Lease**") dated January ___, 2019 by and between 1 Progress LLC, a New Hampshire limited liability company (together with its successors and assigns, "**Landlord**"), with its principal place of business being c/o Summit Land Development, 340 Central Avenue, Suite 202, Dover, New Hampshire 03820 and FlexEnergy Energy Systems, Inc., a Delaware corporation ("**Tenant**"), with its principal place of business at 30 New Hampshire Avenue, Portsmouth, New Hampshire 03801.

WITNESSETH:

THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the term:

"**Basic Rental**" means, for the first year of the Lease the product obtained by multiplying the square footage of the Premises by the rental rate set forth below.

Year	Rate per sf nnn	Monthly	Annual
Year 1	$4.50	$17,100	$205,200
Year 2	$4.75	$18,050	$216,600
Year 3	$5.00	$19,000	$228,000
Year 4	$5.25	$19,950	$239,400
Year 5	$5.50	$20,900	$250,800

"**Additional Rental**" has the definition set forth in Article V below.

"**Commencement Date**" means seventy-five (75) days after the Delivery Date. – June 1

"**Common Areas**" means those areas and facilities in the Project for the non-exclusive general common use of tenants and other occupants of the Project, their officers, agents, employees, and customers, including (without limitation), parking areas, access areas (other than public streets and sidewalks), driveways, delivery passageways, package pick-up stations, sidewalks, exterior pedestrian walkways, roof, sprinklers, ramps, retaining walls, and other similar areas, facilities, or improvements, which may exist from time to time at the Project.

"**Default Rate**" means an annual rate of interest equal to twelve percent (12%).

"**Delivery Date**" means March 15, 2019. –

"**Permitted Use**" means warehouse and manufacturing.

"**Premises**" or "**Leased Premises**" means the portion of the Project being leased to Tenant shown on Exhibit A containing approximately 45,600 square feet.

"**Project**" means the building ("Building"), parking areas, driveways, landscaping and other improvements constructed or to be constructed by Landlord on that property situated at 1 Progress Avenue, in the City of Dover, County of Strafford, State of New Hampshire, as the same may be altered, reduced, expanded, or replaced from time to time.

"**Proportionate Share**" means the ratio the floor area of the Premises bears to the rentable square footage of the Building as a whole. Tenant's Proportional Share is 38%.

"**Rent Commencement Date**" means three months after the Commencement Date. Sept 1

"**Security Deposit**" means one (1) months' Basic Rental and estimated Additional Rental.

"**Substantial Completion**" or "**Substantially Complete**" or "substantially completed" means that Landlord's Work has been completed, except for punch list items which do not materially interfere with Tenant's ability to use and occupy the Premises for the purposes permitted hereunder. If Substantial Completion of Landlord's Work is delayed due to any act or omission of Tenant or Tenant's representative, including, but not limited to, any delay by Tenant in the submission of plans, drawings, specifications or other information, or in approving any working drawings or estimates or in giving any authorization or approval, the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

"**Taxes**" means all real estate taxes due with respect to the Project, including, without limitation, ad valorem taxes and assessments, general and special taxes and assessments, taxes on real estate rental receipts, or any other tax imposed upon or levied against real estate, or upon owners of real estate as such rather than persons generally, extraordinary as well as ordinary, foreseeable and unforeseeable, including taxes imposed on leasehold improvements which are assessed against Landlord, payable with respect to or allocable to the Project together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge.

ARTICLE II
DEMISE OF PREMISES

Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord the Premises. With the exception of Landlord's Work (as defined and described in Section 3.2 below), Tenant is leasing the Premises in "as is/where is" condition. Tenant is solely responsible for determining whether the Premises are suitable for Tenant's intended use.

ARTICLE III
TERM

Section 3.1. Term

The term of this Lease ("**Term**") shall commence on the date the last party executes this Lease and shall terminate five (5) years after the Rent Commencement Date (the "**Termination Date**"), unless sooner terminated or extended as provided for herein.

Section 3.2. Landlord's Work

Subject to the provisions of Section 19.13 below, Landlord agrees to deliver the Premises to Tenant on or before the Delivery Date with the work described on Schedule 3.2 ("**Landlord's Work**")

substantially completed, at Landlord's sole cost and expense. Tenant shall have the right to approve Landlord's Work provided that Tenant's approval shall not be unreasonably withheld or delayed if Landlord's proposed work complies with all applicable state and building codes and ordinances. If Tenant fails to disapprove any item of Landlord's Work within five (5) days after receipt of written notice describing such Landlord's Work, such items shall be deemed approved. Landlord agrees that, on the Commencement Date, the Premises (including Landlord's Work), will comply with all applicable laws, regulations and codes, including, without limitation, the Americans with Disabilities Act. Notwithstanding anything to the contrary in this Lease, (i) if the electrical switchgear equipment that is included as part of the Landlord's Work is not delivered to the Premises by January 31, 2019, then Tenant will have the right for a period of ten (10) days to terminate this Lease by delivering written notice thereof to Landlord, and thereafter neither Landlord nor Tenant will have any further obligations under this Lease; (ii) if Landlord fails to Substantially Complete the Landlord's Work (other than lighting, demising walls, and heat) by the Delivery Date, then the Rent Commencement Date will be delayed day for day until such Landlord's Work is substantially completed; and (iii) if Landlord fails to Substantially Complete all of the Landlord's Work by May 1, 2019, then Tenant will have the right for a period of ten (10) days to terminate this Lease by delivering written notice thereof to Landlord, and thereafter neither Landlord nor Tenant will have any further obligations under this Lease. Upon Landlord's delivery of the Premises to Tenant and Tenant's delivery to Landlord of the proof of insurance required to be obtained by Tenant, Tenant will have the right to occupy the Premises, commence construction and installation of any improvements and equipment to be constructed and installed by Tenant, and otherwise operate and use the Premises.

Section 3.3. Termination

This Lease shall terminate on the Termination Date, unless extended or sooner terminated as provided herein. During the last nine (9) months of the Term (or Option Term, as applicable), Landlord shall have the right to display on the exterior of the Project a "For Rent" sign and during such period Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours and upon at least 48 hours prior notice to Lessee. Notwithstanding the foregoing, during any such showing, Landlord agrees (i) not to interfere with Tenant's business operations and (ii) to comply with all safety requirements reasonably imposed by Tenant.

Section 3.4. Holding Over

If Tenant has not delivered possession of the Premises in accordance with Section 9.4 below after the expiration of the Termination Date, the tenancy under this Lease shall become one from month to month, until Tenant has delivered possession in accordance with Section 9.4 below subject to all of the terms and conditions of this Lease. In the event Tenant holds over after the expiration of the Termination Date, the Basic Rental for any subsequent month thereafter in which Tenant holds over shall be equal to one hundred fifty percent (150%) of the Basic Rental in effect on the Termination Date.

Section 3.5. Option to Extend Term

Provided Tenant is not in default under this Lease, Landlord hereby grants to Tenant two (2) options ("**Option**") to extend the Term of this Lease for a period of three (3) years each ("**Option Term**"). The Option shall be exercised, if at all, by written notice ("**Option Notice**") delivered by Tenant to Landlord not later than nine (9) months prior to the end of the then expiring Term. If Tenant has properly and timely exercised the Option, the Term of this Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Basic Rental for each year of each Option Term shall be three percent (3%) more than the Basic Rental for the immediately preceding year.

ARTICLE IV-OMITTED

ARTICLE V
RENTAL

Tenant covenants and agrees to pay to Landlord as rental ("**Rental**") for the Premises, (a) the Basic Rental specified in Article 1 (and 3.5 for any Option Term); plus (b) all additional sums, charges, or amounts to be paid by Tenant to Landlord in accordance with the provisions of this Lease (collectively referred to as "**Additional Rental**").

Basic Rental shall be payable, in advance, in equal monthly installments commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter. Additional Rental which shall be due shall be payable on the same day as the Basic Rental. The first payment shall include any prorated Basic Rental plus Additional Rental for the period from the Rent Commencement Date to the first day on which Rent is paid. All Rental payments shall be paid without any setoff, deduction or prior demand therefor whatsoever.

If Tenant shall fail to pay any Rental within fifteen (15) days after the same is due, Tenant shall be obligated to pay a late payment charge equal to four percent (4%) of any Rental payment not paid to reimburse Landlord for its additional administrative costs. In addition, any Rental which is not paid within fifteen (15) days after the same is due shall bear interest at the Default Rate from the first day due until paid.

The acceptance by Landlord of any payment from Tenant of an amount less than the amount due, shall be treated as a payment on account, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant, even if such payment has a notation or is accompanied by a letter or other communication stating that said payment is payment in full.

ARTICLE VI
OPERATING EXPENSES

Section 6.1. "Landlord's Operating Costs" Defined

The term "**Landlord's Operating Costs**" means all reasonable costs and expenses incurred by or on behalf of Landlord in operating, managing, insuring, securing and maintaining the Project including, but not limited to, all **Taxes**, all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, policing and security of the Project; alarm and life safety systems; insurance, including, without limitation, liability insurance for personal injury, death and property damage, all-risks casualty insurance (including coverage against fire, flood, theft or other casualties), worker's compensation insurance or similar insurance covering personnel, fidelity bonds for personnel, insurance against liability for assault and battery, defamation and claims of false arrest occurring on and about the Project, the costs and expenses of maintenance of all exterior glass; maintenance of sprinkler systems; removal of water, snow, ice, trash and debris; operating, maintenance and repair of lighting, heating and cooling systems; water and sewer; regulation of traffic; surcharges levied upon or assessed against parking spaces or areas by governmental or quasi-governmental authorities; any special assessments against the Project as a whole imposed for any sewer; fire protection; maintenance and repair of utility systems serving the Project, including, but not limited to, water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; costs and expenses of inspecting of machinery and equipment used in the operation and maintenance of the Project and personal property taxes and other charges (including, but not limited to, financing, leasing or rental costs) incurred in connection with such equipment; costs

and expenses of repair of awnings, paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items and lighting facilities; costs and expenses of planting, replanting, replacing and displaying flowers, shrubbery and planters; costs of providing light and power to the Project; cost of snow removal; cost of pest control; cost of water services, if any, furnished by Landlord for the non-exclusive use of all tenants; parcel pick-up and delivery services; and management fees not to exceed 3.5% of Basic Rental. Landlord's estimate of current Landlord's Operating Costs is $1.74 per square foot annually.

Notwithstanding the foregoing, Landlord's Operating Costs will not include any of the following: (i) amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements; (ii) ground rents; (iii) payments on any mortgage or other encumbrance; (iv) construction of tenant improvements; (v) expenses for the preparation of space or other work that Landlord performs for any tenant or prospective tenant of the Project; (vi) replacements (but not repairs) of structural elements beyond the amortized cost thereof; (vii) correction of defects in material or workmanship in the initial construction of the Project or Common Areas; (viii) costs of negotiating or enforcing leases of tenants; (ix) leasing commissions and marketing expenses; (x) any items that would constitute a capital expenditure beyond the amortized cost thereof; and (xi) general overhead and administrative expenses of Landlord not directly related to the operation of the Project.

Section 6.2. Tenant to Share Expense of Common Areas and Landlord's Operating Costs

Tenant will pay Landlord, as Additional Rental, its Proportionate Share of Landlord's Operating Costs (defined in 6.1 above). Such Proportionate Share shall be paid by Tenant in monthly installments when Basic Rental is due in such amounts as are estimated and billed by Landlord. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances) after the end of each twelve (12) month period, Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect such adjustment. Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office, during normal business hours, Landlord's records relating to Landlord's Operating Costs for such preceding twelve (12) month period. Landlord shall not be responsible for any costs related to any such inspection unless such inspection reveals a discrepancy greater than five percent (5%) resulting in a refund to the Tenant, in which case Landlord shall make such refund and reimburse Tenant the direct cost of the inspection as set forth herein.

Notwithstanding anything to the contrary in this Lease, for purposes of calculating Tenant's Proportionate Share of the Landlord's Operating Costs, the Landlord's Operating Costs will be capped at $1.75 per square foot of rentable space within the Premises for the first 3 years following the Rent Commencement Date. Thereafter, the Landlord's Controllable Operating Costs (as defined below) will not increase by more than five percent (5%) per year over the amount of the Landlord's Controllable Operating Costs for the immediately preceding calendar year on a non-cumulative basis, unless approved in writing by Tenant. For purposes hereof, "Landlord's Controllable Operating Costs" shall mean all Operating Costs that are controllable by Landlord, but specifically excluding all costs for insurance premiums, utilities, and real property taxes and assessments and any other taxes imposed or levied by any governmental entity upon the Building.

ARTICLE VII
ALTERATIONS AND IMPROVEMENTS

Section 7.1 By Tenant

Tenant will not make any non-structural alterations, renovations, improvements or other installations in, on or to any part of the Premises unless and until Tenant has delivered notice thereof to Landlord (and Landlord's approval is not required). Tenant will not make any structural alterations, renovations, improvements or other installations in, on or to any part of the Premises unless and until Tenant shall have obtained Landlord's prior written approval thereof which approval shall not be unreasonably withheld, conditioned or delayed (and the parties agree that Tenant is not required to provide stamped drawings for any such work unless reasonably required by Landlord). If such approval is granted, Tenant shall cause the work to be performed, at its expense, promptly and in a good and workmanlike manner by duly qualified and licensed persons or entities, using first grade materials, without interference with or disruption to the operations of tenants or other occupants of the Project. All such work shall comply with all applicable codes, rules, regulations, and ordinances.

Tenant's improvements must be installed in such a manner so as not to unreasonably interfere with the Project activities of other tenants. Tenant shall, at its own expense, remove from the Premises and from the Project in its entirety all trash which may accumulate in connection with Tenant's improvements. Prior to construction, Tenant shall provide Landlord with evidence of the insurance required in Section 12.4 hereunder.

No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. If any mechanic's or other liens shall at any time be filed against the Premises or the Project by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien to be so discharged after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due and the amount so paid by Landlord, together with reasonable attorneys' fees incurred by Landlord and interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord on demand as Additional Rental.

All leasehold improvements (as distinguished from trade fixtures, equipment, and apparatus) including all electrical wiring installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time; and at the expiration of this Lease (either on the Termination Date or upon such earlier or later termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. Notwithstanding the foregoing, Tenant will have the right to remove (i) any electrical distribution panels installed by Tenant at the Premises, (ii) all trade fixtures, equipment, and apparatus installed by Tenant at the Premises, and (iii) any equipment or machinery bolted or otherwise affixed to the ground at the Premises by Tenant (including, without limitation, cranes and pallet racking).

Section 7.2 By Landlord

Landlord reserves the right at any time and from time to time to (a) make or permit changes or revisions to the Project including additions to, subtractions from, rearrangements of, alterations of, modifications of, or supplements to, the building areas, walkways, driveways, parking areas, or other Common Areas, (b) construct improvements and to make alterations thereof or additions thereto and to build additional stories on or in any such building(s) provided, however, that no such changes, rearrangements or other construction shall reduce or otherwise adversely affect access to the Premises or the parking areas below the number of parking spaces required by law or increase or decrease the size of the Premises agreed to herein.

ARTICLE VIII
OPERATIONS

Section 8.1. Operations

In regard to the use and occupancy of the Premises, Tenant will at its expense: (a) comply with all present and future laws and ordinances and all rules and regulations of all applicable governmental authorities; and (b) conduct its business in all respects in accordance with standards of operation consistent with the quality of operation of the Project. Tenant shall be solely responsible for determining what, if any, government approvals are required for its operation.

Section 8.2. Signs, Displays and Advertising

Tenant may place, at its sole cost and expense, a sign on the exterior of the Premises, provided it first obtains Landlord's approval, which approval will not be unreasonably withheld, conditioned or delayed. In addition, Tenant will have the right to install directional signage at the Project in locations reasonably approved by Landlord. All signs shall be in conformance with standards in use at the Project. Tenant will, at its sole cost and expense, erect, take down (at the termination of this Lease) and maintain any sign, banner, decoration, lettering, advertising matter or other sign installed by it in good condition and repair at all times. If Landlord constructs any pylon or monument sign that identifies tenants at the Project, Tenant will have the right to an identification panel on such sign.

Section 8.3. Painting by Tenant

Tenant will not paint any part of the exterior of the Premises or any part of the interior of the Premises visible from the exterior thereof, without first obtaining Landlord's approval, which approval will not be unreasonably withheld, conditioned or delayed.

Section 8.4. Hazardous Substances

Tenant shall not use or allow the Premises to be used for the Release (as defined below), storage, use, treatment, disposal or other handling of any Hazardous Substance in violation of applicable Environmental Laws (as defined below). The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9501 et seq., as amended, ("**CERCLA**"). The term "**Hazardous Substance**" means (i) any substance defined as a "Hazardous Substance" under CERCLA; (ii) petroleum or petroleum products; (iii) asbestos or asbestos containing products; (iv) lead or lead containing products; and (v) any other substance, waste, or material regulated, listed, or identified as "hazardous" or "toxic" pursuant to any federal, state or local law, statute, code, ordinance, or regulation concerning either the prevention of or liability for Releases of

Hazardous Substances or the protection of the environment, public health, or workplace safety (“**Environmental Laws**”).

Tenant shall: (a) maintain compliance with all Environmental Laws in connection with Tenant's activities at the Premises (including but not limited to all terms and conditions of any permit, license, or other authorization issued pursuant to Environmental Laws) (“**Tenant's Hazardous Substance Activity**”), (b) at its own expense, promptly contain and implement remedial action in accordance with all applicable Environmental Laws for any Release of Hazardous Substances arising from or related to Tenant's Hazardous Substance Activity in the Premises, the Project, or the environment, but only to the extent that such containment or remediation is required by Environmental Laws, (c) give notice to Landlord of any Release of any Hazardous Substance in the Premises, the Project, or the environment arising from or related to Tenant's Hazardous Substance Activity, which Release would be required to be reported to a Governmental Authority under applicable Environmental Laws, any such notice shall be provided promptly of such incident and must include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release in accordance with and as required by all applicable Environmental Laws, (d) reimburse Landlord, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, but only if such testing is required by applicable Environmental Laws, if such testing confirms that such Release in fact occurred, and if Tenant shall have failed to conduct such testing in a timely manner; and (e) upon the expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance, except to the extent that such Hazardous Substance presence or contamination, either, (i) arose from Tenant's Hazardous Substance Activity that would not reasonably be expected to give rise to liability under Environmental Laws, or (ii) existed prior to the Tenant's occupancy of the Premises in accordance with this Lease. Tenant and its successors and assigns shall indemnify, defend, reimburse and hold Landlord, its employees, agents, and lenders, harmless from and against direct costs including without limitation the direct cost of any and all remedial action, corrective action, or response actions, along with any legal or defense costs incurred directly and solely with the forgoing, which result directly and solely from Tenant's Hazardous Substance Activity. Tenant shall retain the responsibility for and pay direct costs or expenses directly and solely from any investigations, corrective action, response action, or remedial measures necessary to address any and all Environmental Conditions directly and solely occurring as a result of Tenant's Hazardous Substance Activity in violation of applicable Environmental Laws. The Tenant's obligations pursuant to this Section as to the Environmental Conditions shall survive any termination or expiration of this Lease.

Section 8.5. Parking and Loading Areas

Parking is non-exclusive; provided, however, Landlord will designate three visitor parking spaces directly in front of Tenant's main entrance to the Premises. Tenant agrees that all loading and unloading operations shall be conducted so as not to unreasonably obstruct or hinder the operation of the businesses of the other tenants of the Project nor will Tenant unreasonably block or obstruct any street, sidewalk or right-of-way adjacent to or comprising part of the Project.

ARTICLE IX
REPAIRS AND ALTERATIONS

Section 9.1. Repairs To Be Made By Landlord

Landlord, at its sole expense, will make, or cause to be made, structural repairs to exterior walls, structural columns, structural girders, roof, roof deck and roof penetrations and structural floors which collectively enclose the Premises. Landlord shall also be solely responsible for maintaining, repairing, and replacing all HVAC and life safety systems that serve the Premises, all Common Areas and parking

areas within the Project (including, without limitation, snow removal), and all other portions of the Premises that are not the responsibility of Tenant under this Lease, the costs of which will be reimbursed by Tenant as Operating Costs. Landlord shall not be required to make any repairs (or replacement) occasioned by the act or neglect of Tenant, its assignees, sublessees, servants, agents, employees, invitees, licensees or concessionaires nor shall Landlord be responsible for repairs to utilities systems beyond the point of distribution into the Premises.

If the Premises should become in need of maintenance or repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall use commercially reasonable efforts to make any such repairs in a timely manner.

If Landlord fails to maintain, repair, or replace any of the items for which Landlord is responsible under this Lease, and such failure continues for ten (10) days after written request by Tenant, then Tenant will have the right to perform such maintenance, repair, or replacement at Landlord's sole cost and expense (provided such costs and expenses are reasonable) by delivering notice to Landlord. Landlord agrees to reimburse Tenant for the costs and expenses reasonably incurred by Tenant in connection therewith. Alternatively, Tenant will have the right to deduct such amounts from the Rental otherwise owed to Landlord.

Section 9.2. Repairs to be Made by Tenant

Tenant shall keep and maintain the Premises in good order and condition. Tenant shall be responsible for routine cleaning and trash removal from the Premises. Tenant shall be responsible for the cost of repairing and replacing if necessary all doors, door frames, windows, glass and other components of the Leased Premises damaged by it, or by its employees, contractors or invitees; provided that Landlord will otherwise be responsible for such repair and replacement. Tenant will repair promptly at its expense any damage to the Premises and, upon demand, shall reimburse Landlord (as Additional Rental) for the reasonable cost of the repair or replacement if necessary of any damage elsewhere in the Project, caused by Tenant, its agents, servants, employees, or contractors, invitees or customers. If Tenant shall fail to commence any repairs or replacements required to be made by it within twenty (20) days after prior written notice to do so from Landlord, Landlord may make or cause the same to be made and Tenant agrees to pay Landlord promptly upon Landlord's demand, as Additional Rental.

Section 9.3. Redelivery

Upon termination of this Lease, Tenant shall leave the Premises, broom clean, in good order and condition, and in compliance with the terms of this Lease, and free of all Hazardous Substances as provided in Section 8.4(e) above. All (i) trade fixtures, equipment, and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises (including cubicles, cabling for phone, data and Tenant-owned electric systems as well as any security system installed by Tenant), (ii) electrical distribution panels installed by Tenant at the Premises, and (iii) all equipment or machinery bolted or otherwise affixed to the ground at the Premises by Tenant (including, without limitation, cranes and pallet racking), shall remain the property of Tenant and shall be removable by Tenant at any time, or at the request of Landlord given within sixty (60) days before the expiration of the Term, shall be removed by Tenant upon the expiration of the Term or upon such earlier termination as provided in this Lease. Tenant shall repair any damage to the Premises caused by the removal of said items and shall restore the Premises to substantially the same condition as existed prior to the installation of said items. If Tenant fails to remove any of said items, Landlord may remove the same and charge Tenant the cost thereof, together with the cost of any repairs to the Premises.

ARTICLE X
COMMON AREAS

Section 10.1. Use of Common Areas

Landlord grants to Tenant and its agents, employees, business invitees and customers a nonexclusive right to use during the Term (including any Option Term), the Common Areas in common with Landlord and others claiming through Landlord, subject to the exclusive control and management thereof at all times by Landlord.

Section 10.2. Management and Operation of Common Areas

Landlord will operate and maintain or will cause to be operated and maintained (subject to reimbursement by Tenant for its Proportionate Share), the Common Areas in a reasonable manner deemed by Landlord to be appropriate and in the best interests of the Project. Landlord will have the right (i) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Areas, (ii) to temporarily close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (iii) to close temporarily any or all portions of the Common Areas which may in the opinion of Landlord, be necessary to perform Landlord's repairs or maintenance; (iv) to discourage non customer parking; and (v) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable and in the best interest of the Project; provided, however, that no such action shall reduce or otherwise adversely affect access to the Premises or the parking areas below the number of parking spaces required by law or increase or decrease the size of the Premises agreed to herein.

ARTICLE XI
UTILITIES

Section 11.1. Provision of Utilities

Landlord will cause all existing electricity and HVAC to be separately metered. Tenant shall be solely responsible for and shall promptly pay, as and when the same become due and payable, all charges for lights, plugs, HVAC and other electricity. Tenant shall pay its Proportionate Share of water and sewer based on square footage as a part of Additional Rental, unless the Premises are separately metered. Landlord agrees that any other tenants at the Project who use water in excess of normal demand will be separately metered.

Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises. Landlord shall not be responsible for supplying additional electric or compressed air distribution to support Tenant's manufacturing equipment. If Tenant desires to install any such additional electric or compressed air distribution equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord, such installation shall be subject to Landlord's prior approval of Tenant's plans and specifications therefor which approval shall not be unreasonably withheld, conditioned or delayed. If such installation is approved by Landlord, Tenant shall cause the same to be installed in a good and workmanlike manner and in compliance with Sections 7.1.

Section 11.2. Discontinuances and Interruptions of Utility Services

Unless caused by Landlord, Landlord shall not be liable to Tenant in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation, air-conditioning or sprinkler) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant. Notwithstanding the foregoing, if any utility becomes unavailable or is interrupted, then Tenant will have the right to attempt to correct such issue (including, without limitation, installing a generator at the Premises) by delivering notice to Landlord, and if such unavailability or interruption is caused by the negligence or acts of Landlord and continues for (a) three (3) or more consecutive days, then all Rental hereunder will abate until such utility becomes available or is no longer interrupted, and (b) ten (10) or more consecutive days, then Tenant will have the right to terminate this Lease by delivering written notice to Landlord, and thereafter neither Tenant nor Landlord will have any further obligations under this Lease.

ARTICLE XII
INDEMNITY AND INSURANCE

Section 12.1. Indemnities

To the extent permitted by law, Tenant shall and does hereby indemnify Landlord and agrees to save Landlord harmless and, at Landlord's option, defend it from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' and other professional fees) incurred or suffered by Landlord in connection with loss of life, personal injury and/or damage to property, the environment or as suffered by third parties arising from or out of the occupancy or use by Tenant of the Premises or any part thereof or any other part of the Project, occasioned wholly by any act or omission of Tenant, its officers, agents, contractors, employees or invitees. The obligations pursuant to this Section shall survive any termination of this Lease with respect to any act, omission or occurrence which took place prior to such termination.

To the extent permitted by law, Landlord shall and does hereby indemnify Tenant and agrees to save Tenant harmless and, at Tenant's option, defend it from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' and other professional fees) incurred or suffered by Tenant in connection with loss of life, personal injury and/or damage to property, the environment or as suffered by third parties occasioned wholly by any act or omission of Landlord, its officers, agents, contractors, employees or invitees. The obligations pursuant to this Section shall survive any termination of this Lease with respect to any act, omission or occurrence which took place prior to such termination.

Section 12.2. Landlord Not Responsible for Acts of Others

Except to the extent attributable to Landlord's gross negligence or willful misconduct, Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, either for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any other part of the Project, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Project as Tenant is herein given the right to use, at Tenant's own risk.

Section 12.3. Tenant's Insurance

At all times on and after delivery of the Premises to Tenant, Tenant will carry and maintain, at its expense:

(a) commercial (comprehensive) liability insurance policy, including (but not limited to) insurance against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, to afford protection with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit/One Million Dollars ($1,000,000) general aggregate; and

(b) a special form property insurance policy, including theft coverage, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises by or on behalf of Tenant; and

(c) if and to the extent required by law, worker's compensation insurance policy, or similar insurance in form and amounts required by law.

Section 12.4. Tenant's Contractor's Insurance

Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

(a) commercial (comprehensive) liability insurance policy, including (but not limited to) completed operations coverage, , to afford protection, with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit/One Million Dollars ($1,000,000) general aggregate;

(b) comprehensive automobile liability insurance policy with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

(c) worker's compensation insurance policy or similar insurance in form and amounts required by law.

Section 12.5. Policy Requirements

The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections 12.3 and 12.4, shall be licensed to do business in the State in which the Project is located. Liability insurance policy shall name Landlord and Summit Land Development Co., LLC as additional insureds as their interest may appear and special form property insurance policy shall name Landlord and Summit Land Development Co., LLC as loss payee as their interest may appear. All policies shall be primary and non-contributory and shall also contain a provision stating that such policy shall not be cancelled without at least thirty (30) days prior notice to insured except special provisions for non-payment of premium as required by law. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 12.3,

12.4 or 12.5, Landlord may perform the same and the cost of same shall be deemed Additional Rental and shall be payable upon Landlord's demand.

Section 12.6. Increase in Insurance Premiums

Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord or cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Project to be increased.

Section 12.7. Landlord's Insurance

Landlord agrees to carry and maintain, at its expense but subject to reimbursement by Tenant for Tenants' Proportionate Share of such cost, special form property insurance, written at replacement cost value and with replacement cost endorsement, for the buildings located within the Project.

Section 12.8. Waiver of Right of Recovery

Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 12.8 shall not limit the indemnification for liability to third parties pursuant to Section 12.1.

ARTICLE XIII
DAMAGE AND DESTRUCTION

Section 13.1. Landlord's Obligation to Repair and Reconstruct

If the Premises shall be damaged by fire or other casualty (any of such causes being referred to herein as a "**Casualty**"), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rental. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 13.2, Landlord shall promptly cause such damage to be repaired and all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord; provided, however, that Landlord shall not be required to make repairs if Landlord's mortgagee fails to allow insurance proceeds to be made available for repair and Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Premises by or on behalf of Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly after Landlord completes its restoration.

Section 13.2. Option to Terminate Lease

If the Premises are (a) rendered more than thirty percent (30%) untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or (c) damaged or destroyed in whole or

in part and rendering more than fifteen percent (15%) untenantable during the last year of the Term, or any Option Term, or (d) damaged such that it will take longer than one hundred eighty (180) days to repair such damage as reasonably determined by either party, then either party may elect to terminate this Lease by giving to the other notice of such election within sixty (60) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

Section 13.3. Insurance Proceeds

If Landlord and Tenant do not elect to terminate this Lease pursuant to Section 13.2, Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of Landlord's building in accordance with Section 13.1 hereof. All insurance proceeds payable with respect to the Premises (exclusive of Tenant's personal property and trade fixtures) shall belong to and shall be payable to Landlord.

ARTICLE XIV
CONDEMNATION

Section 14.1. Effect of Taking

If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make, or cause to be made, such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the floor area of the Premises so taken bears to Tenant's floor area. If the aforementioned taking renders the remainder of the Premises unsuitable for the Permitted Use or reduces the available parking by more than thirty percent (30%) either party may terminate this Lease as of the date when Tenant is required to yield possession by giving notice to that effect within thirty (30) days after such date. If any notice of termination is given pursuant to this Section, this Lease and the rights and obligations of the parties hereunder shall cease as of the date of such notice and Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

Section 14.2. Condemnation Awards

All compensation awarded for any taking of the Premises, the Project or any interest in any of the same, shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's personal property or business good will, but only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or the owner of the fee simple estate in the Project.

ARTICLE XV
ASSIGNMENTS AND SUBLETTING

Section 15.1. Landlord's Consent Required

Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor pledge or encumber by mortgage or other instruments its interest in this Lease (each individually and collectively referred to in this Section as a "transfer") without first obtaining the consent of Landlord, which Landlord consents will not be unreasonably withheld, conditioned or delayed. No assignment or sublease will release Tenant of its obligations under this Lease. Notwithstanding the foregoing, Tenant may assign this Lease without Landlord's consent (a) to any corporation which controls, is controlled by or is under common control with Tenant, (b) to any corporation resulting from a merger or consolidation with Tenant, or (c) to any person or entity which acquires substantially all the assets of Tenant at the Premises (all such persons or entities described in clauses (a), (b) and (c) hereinabove being sometimes hereinafter referred to as "Affiliates"), provided that Tenant gives Landlord notice of any such assignment or sublease to an Affiliate. In addition, Tenant will have the right to finance any of Tenant's equipment at the Premises and grant a security interest therein to a lender without the prior consent of Landlord.

Section 15.2. Acceptance of Rent from Transferee

The acceptance by Landlord of the payment of Rental following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. In the event that the rent to be paid under any sublease or assignment exceeds the Basic Rental, Landlord and Tenant shall split the balance (after deducting therefrom Tenant's reasonable costs incurred in such sublease/assignment, including tenant improvements approved by Landlord, broker's fees and legal expenses).

ARTICLE XVI
DEFAULT

Section 16.1. "Event of Default" Defined

Any one or more of the following events shall constitute an "Event of Default:"

(a) The failure of Tenant to pay any Rental when due and such failure continues for a period of fifteen (15) days after receipt of written notice of nonpayment from Landlord; provided, however, Tenant will only be entitled to receive written notice of nonpayment once per calendar year and thereafter an Event of Default will occur if Tenant fails to pay any Rental when due and such failure continues for a period of fifteen (15) days after the same is due hereunder.

(b) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of prior written notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any material covenant or agreement of this Lease two (2) or more times in any twelve (12)

month period, then notwithstanding that each of such defaults shall have been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure.

(c) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process.

(d) The commencement of a case, filing of any petition, or appointment of any receiver, under any chapter of the Federal Bankruptcy Code or any state bankruptcy or insolvency law by Tenant, or the admission in writing by Tenant of its inability to pay its debts when due.

(e) The commencement of a case, filing of any petition, or appointment of any receiver, under any chapter of the Federal Bankruptcy Code or any state bankruptcy or insolvency law against Tenant not dismissed within forty-five (45) days.

Section 16.2. Remedies

Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for herein or by applicable law) may do any one or more of the following:

(a) Elect to terminate the tenancy created hereby by giving notice of such election to Tenant, and, subject to applicable law, reenter the Premises, without the necessity of legal proceedings, and remove Tenant and all other persons and property from the Premises;

(b) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

(c) Tenant covenants to pay punctually to Landlord as damages all the sums (and perform all the obligations) which Tenant covenants in this Lease to pay (and to perform) in the same manner and to the same extent and at the same time as if Tenant's occupancy rights had not been terminated.

(d) Without terminating, cancelling or accepting a surrender of this lease, Landlord shall be entitled to accelerate rent and collect all sums due under this Lease minus net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting; including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord, in its judgment, considers advisable or necessary to relet the same, and (ii) make such alternations, repairs and decorations in the Premises as Landlord, in its sole judgment, considers advisable or necessary to relet the same.

(e) Landlord shall be entitled, at its option, (i) to recover such damages from Tenant monthly as the same arise and no suit to collect such damages for any month shall preclude

Landlord from bringing suit for damages in any subsequent month; or (ii) Landlord may declare all rents, additional rent, and other payments required hereunder to be immediately due and payable, whereupon the same shall be immediately due and payable;

(f) Exercise any other legal or equitable right or remedy which it may have.

(g) Any reasonable costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to mitigate its damages.

Section 16.3. Landlord Default

Except as otherwise provided in this Lease, if Landlord fails to perform any of Landlord's obligations under this Lease, which failure is not cured within thirty (30) days after the giving of prior written notice thereof by Tenant, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no event of default shall occur so long as Landlord shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same (except in the event of an emergency situation, which is only subject to a five (5) day notice and cure period), then Landlord shall be in default and Tenant will have the right (in addition to all other rights and remedies available at law or in equity) to (i) perform such obligation on behalf of Landlord at Landlord's sole cost and expense (provided such costs and expenses are reasonable) by delivering notice to Landlord, in which event Landlord agrees to reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection therewith within ten (10) days after request by Tenant, provided that Tenant will have the right to deduct such reasonable amounts from the Rental otherwise owed to Landlord by delivering notice to Landlord.

ARTICLE XVII
SUBORDINATION AND ATTORNMENT

Section 17.1. Tenant Subordination

Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage or other security instrument constituting a lien upon the Premises or Landlord's interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "**Mortgage**", and the party or parties having the benefit of the same, whether as mortgagee, trustee or noteholder, being referred to herein as a "**Mortgagee.**" Tenant's acknowledgment and agreement of subordination provided for in this Section are self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or any Mortgagee. Notwithstanding the foregoing, the subordination contemplated by this Section 17.1 is conditioned upon Landlord obtaining a subordination, non-disturbance and attornment agreement in favor of Tenant from the holder of any existing and/or future mortgage or deed of trust encumbering the Project in form reasonably approved by Tenant.

Section 17.2. Mortgagee's Unilateral Subordination

If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

Section 17.3. Attornment

If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

ARTICLE XVIII
NOTICES

Section 18.1. Sending of Notices

Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given as follows:

(i) if intended for either party, on (a) the third day following the day on which the same shall have been mailed by United States registered or certified mail or express mail, return receipt requested, with all postage charges prepaid, addressed to the other party, or (b) the same day if sent by hand delivery during normal business hours, or (c) the next business day if sent by overnight courier.

(ii) Landlord will forward all notices to Tenant to:

FLEXENERGY ENERGY SYSTEMS, INC.
30 New Hampshire Avenue
Portsmouth, New Hampshire 03801
Attn: Mark Schnepel

(iii) Tenant will forward all notices to Landlord to:

1 Progress LLC
c/o Summit Land Development
340 Central Avenue, Suite 202
Dover, New Hampshire 03820
Attn: Chad Kageleiry

Either party may, at any time, change its address for the above purposes by sending a notice to the other party stating the change and stating forth the new address.

Section 18.2. Notice to Mortgagees

If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 18.1 and to such address as such Mortgagee shall designate.

ARTICLE XIX
MISCELLANEOUS

Section 19.1. Estoppel Certificates

At any time and from time to time, within thirty (30) days after either party shall request the same in writing from the other party, the other party will execute, acknowledge and deliver to the requesting party and to such Mortgagee or other party as may be designated by the requesting party, a certificate in an acceptable form with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by the requesting party. If the non-requesting party fails to provide such certificate within thirty (30) days after written request by the requesting party, the non-requesting shall be deemed to have

approved the contents of any such certificate submitted to the non-requesting party by the requesting party and the requesting party is hereby authorized to so certify.

Section 19.2. Inspections and Access by Landlord

Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours to inspect the same, show the Premises to prospective tenants (but which shall occur no earlier than the last six (6) months of the Term), and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs which are Landlord's obligation hereunder; provided, however, that, in the event of an emergency, Landlord may enter the Premises for such purposes at any time, upon such notice to Tenant, if any, as shall be feasible under the circumstances. Notwithstanding the foregoing, during any access to the Premises, Landlord agrees (i) not to interfere with Tenant's business operations and (ii) to comply with all safety requirements reasonably imposed by Tenant.

Section 19.3. Memorandum of Lease

Upon request of either party a short form or memorandum thereof shall be recorded at the expense of the requesting party in the Strafford County Registry of Deeds.

Section 19.4. Remedies Cumulative

No reference to any specific right or remedy shall preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which they may otherwise be entitled at law or in equity. No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord or Tenant of any breach by Tenant or Landlord under this Lease or of any breach by any other tenant under any other lease of any portion of the Project shall affect or alter this Lease in any way whatsoever.

Section 19.5. Successors and Assigns

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns and subtenants of Tenant to whom the assignment of this Lease or the subletting of the Premises by Tenant has been consented to by Landlord, or permitted without obtaining Landlord's consent as provided in this Lease (including the terms of Article XV hereof). Upon any sale or other transfer by Landlord of its interest in the Premises and in this Lease, and the assumption by Landlord's transferee of the obligations of Landlord hereunder, Landlord shall be relieved of any obligations under this Lease accruing thereafter.

Section 19.6. Broker's Commission

Each party represents and warrants to the other party that there are no claims for brokerage commissions or finder's fees in connection with this Lease, other than that of CBRE/Portsmouth which shall be paid solely by Landlord, and each party shall indemnify the other party, defend and hold harmless from all liabilities arising from any such claim (including, without limitation, the cost of reasonable attorneys' fees). Such indemnification shall survive the termination of this Lease.

Section 19.7. No Modification

This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed with mutual assent of both parties.

Section 19.8. Severability

If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 19.9. Applicable Law

This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of New Hampshire.

Section 19.10. Limitation on Right of Recovery Against Landlord

Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Project (including all proceeds payable to Landlord relating thereto) and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Project and/or from the income received by Landlord from the Project. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

Section 19.11. Survival

All representations, warranties, covenants, conditions and agreements contained herein which either are expressed as surviving the expiration or termination of this Lease or, by their nature, are to be performed or observed, in whole or in part, after the termination or expiration of this Lease shall survive the termination or expiration of this Lease.

Section 19.12. Security Deposit

Upon execution hereof, Tenant agrees to pay a Security Deposit in the amount of one (1) month's rent (including Additional Rent) to Landlord as security for the performance by the Tenant of all obligations on the part of the Tenant to be kept and performed. The Landlord shall have the right from time to time without prejudice to any other remedy the Landlord may have on account thereof, to apply such deposit, or any part thereof, to the Landlord's damages arising from any default on the part of the

Tenant. Should the entire Security Deposit, or any portion thereof, be applied by the Landlord in accordance with the provisions hereof, the Tenant shall forthwith upon demand pay to the Landlord an amount sufficient to restore such security deposit to the original amount specified herein. The Tenant not then being in default, the Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section, to the Tenant on the expiration or earlier termination of the term of this lease and performance by the Tenant of all the obligations of the Tenant to be performed hereunder, including without limitation, the surrender of possession of the demised premises in compliance with the terms of this Lease and the payment of all amounts to be paid by the Tenant. Landlord shall have no obligation to pay interest on the Security Deposit, unless required so to do by applicable law and shall (if and to the extent permitted by law) have the right to commingle the same with any of Landlord's other funds. If the Landlord conveys the Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, may be turned over the Landlord to the Landlord's grantee, and if so turned over, the Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section and the return thereof in accordance herewith. The holder of a mortgage on property which includes the demised premises shall never be responsible to the Tenant for the return or application of any such deposit, whether or not such holder succeeds to the position of the Landlord hereunder, unless such deposit shall have been received in hand by such holder.

Section 19.13. Force Majeure

Neither Landlord nor Tenant shall be liable for failure to perform any of their respective obligations under this Lease when prevented from doing so by causes beyond their reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies or parts necessary to furnish services required under this Lease, or because of war or other emergency("Force Majeure Event"). In such event, the time for performance by Landlord or Tenant shall be extended by an amount of time equal to the period of the delay so caused. Any party claiming a Force Majeure Event shall provide the other party with written notice of the Force Majeure Event within five (5) business days after the claiming party obtains actual knowledge of the Force Majeure Event. In no event shall the failure to receive any sums of money constitute a Force Majeure Event, and in no event shall the performance of any party's monetary obligations hereunder be delayed due to a Force Majeure Event.

Section 19.14 Right of First Offer.

Tenant shall have a right of first offer with respect to any space in the Project that becomes available on or after the Commencement Date (the "**Offer Space**") on the following terms and conditions:

(a) Whenever the Offer Space becomes available for lease, Landlord shall not enter into any lease of the Offer Space without first offering to lease it to Tenant on the terms and conditions that Landlord is then willing to lease such space to a third party (the "**Offer Notice**").

(b) Tenant shall have a period of fifteen (15) business days after receipt of the Offer Notice in which to accept Landlord's offer (including all of the terms and conditions contained in Landlord's notice) by delivering written notice to Landlord within such fifteen (15) business day period, failing which Landlord may lease the Offer Space to any third party on the same terms that were offered to Tenant.

(c) If Tenant accepts the offer as set forth above, Landlord and Tenant shall execute a lease for the Offer Space or amendment to this Lease, as appropriate, within thirty (30) days

following Tenant's receipt of the Offer Notice, and the Offer Space shall be delivered to Tenant in accordance with the terms of the agreement of the parties.

(d) If Tenant fails to accept the offer, Landlord may lease to a third party on the same terms offered to Tenant.

Section 19.15 Landlord's Lien.

Landlord hereby waives any statutory or other lien or claim that Landlord may have on Tenant's trade fixtures, equipment, and apparatus.

Section 19.16 Quiet Enjoyment.

If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term (including any Option Term) without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease as of the day and year first above written.

Landlord: 1 PROGRESS LLC

By: ______________________
Chad Kageleiry
Manager/Member

Witness

Tenant: FLEXENERGY ENERGY SYSTEMS, INC.

By: ______________________
Name: Mark G Schnepel
Title: CEO

Witness

EXHIBIT A

PREMISES


SUBJECT
TENANT SPACE 3
45600 ¢
TENANT SPACE 1
TENANT SPACE 2
New Loading Docks
Drive in Door
Window
Office 16 x 20'
Break room
Entrance
16 x 20'
1 PROGRESS DR.
DOVER, NH
A1.1

14424419.7/024365.0030

SCHEDULE 3.2

LANDLORD'S WORK

Landlord will provide the following:

- (2) new loading docks
- New LED lighting throughout: 30 FC in 32,500 SF warehouse and 100 FC in 13,000 SF assembly areas
- Dedicated 2,000A, 480V 3 phase electric panel
- Break room, approximately 16'x20' with heating, cooling, windows, suspended ceiling, and plumbed kitchen (see plan)
- Office room, approximately 16'x20' with flooring, heating, cooling, suspended ceilings, windows (see plan)
- Entrance vestibule
- (8) 8'x3' fixed windows installed on west and north walls
- Fire rated demising wall to provide secure separate space
- New gas fired, ceiling hung heating units
- Ventilation system consisting of (2) roof (or wall) power exhaust units and (2) passive air intake ports. Exact locations to be determined upon receipt of final tenant space use plan
- Restrooms to be refurbished
- Floor to be power cleaned
- Interior walls to be repainted